interCLICK Announces Q1 Results and Stronger Revenue Outlook

Revenue Grows 69%, Fueled By Industry-Leading Technology Platform
Operating Efficiencies Drive Strong EBITDA Outperformance
Q2 Revenue Outlook Increased to $20 Million on Accelerated Growth Rate

NEW YORK – May 11, 2010 – interCLICK, Inc. (NASDAQ: ICLK), an enterprise software company focused on digital advertising technology and services, announced today its results for the first quarter ended March 31, 2010.

Revenue was $14.2 million in Q1 2010, a 69% year-over-year increase, a growth rate that continues to dramatically outpace the growth of the overall online display advertising sector.  Growth was driven by strong secular momentum in the back half of the quarter, aggressive incremental spending activity from existing clients, and higher demand for interCLICK’s innovative audience targeting solution.

Gross profit was $6.4 million in Q1 2010, up 62% year-over-year.  Gross profit margin was 44.9%, 260 basis points higher sequentially as media costs returned to normalized levels following seasonally strong demand in the fourth quarter.  Year-over-year gross margins declined modestly, as expected, due to increased competition for third-party data, further validating interCLICK’s long-time strategy of leveraging targeting data to deliver audience-centric solutions.

EBITDA, a non-GAAP measure, was $0.7 million in Q1 2010, more than double interCLICK’s previous guidance, due to incremental operating efficiencies achieved as a result of interCLICK’s platform capabilities.  The prior year comparable period benefited from decreased expense resulting from changed estimates in determining certain accruals.

Operating loss was $(0.3 million) in Q1 2010, net income was $0.2 million, and earnings per share was $0.01. Operating expenses increased 80% year-over-year to support the growth of interCLICK’s business and in developing and delivering innovative software into the digital advertising market, including the recent launch of Open Segment Manager 2.0 (OSM).  The Q1 2010 results also included a $0.5 million impairment charge relating to available-for-sale securities, which was more than offset by an income tax benefit of $1.1 million.

“OSM 2.0 is our third major platform release in the past year, augmenting an already robust technology stack.  We plan to continue to innovate at a strong pace and look forward to the efficiencies that interCLICK will gain as we continue to scale our operations,” said Michael Mathews, interCLICK’s CEO.

interCLICK ended the quarter with cash and cash equivalents of $9.3 million. In addition, the Company had $1.3 million of restricted cash.  As of March 31, 2010, interCLICK had 23.7 million shares outstanding and 30.1 million fully-diluted shares outstanding.

NEW YORK	CHICAGO	LOS ANGELES	SAN FRANCISCO	WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

Business Outlook

interCLICK expects Q2 revenue to exceed $20 million, which would represent an accelerated year-over-year growth rate of at least 88%, and an increase from previous guidance of $17 million.  interCLICK expects Q2 EBITDA to be approximately $750,000.

Conference Call

interCLICK will host a conference call to discuss its first quarter financial results and business outlook on Tuesday, May 11, 2010, at 4:30 p.m. (EST).  The conference call can be accessed by dialing toll-free (877) 312-8818 (U.S.) or (253) 237-1185 (international).  A live audiocast of the conference call can be accessed from interCLICK’s website at http://ir.interclick.com/events.cfm.  A replay of the audiocast will be available through May 11, 2011.

Reclassifications

Certain amounts in the accompanying financial tables relating to prior periods have been reclassified to conform to the first quarter 2010 presentation.

Non-GAAP Financial Measure

interCLICK uses a non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. Management believes that the non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations. interCLICK believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. interCLICK believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, interCLICK uses EBITDA as a measure of performance to demonstrate operating income exclusive of interest, taxes, depreciation, and amortization (including stock-based compensation). interCLICK, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes certain of its decisions based on EBITDA. Since an outside investor may base its evaluation of interCLICK's performance on interCLICK's net income or loss, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations or any other measure for determining operating performance or liquidity, as determined under GAAP.

To comply with Regulation G of the Securities and Exchange Commission, interCLICK attached to this press release, and will post to its website at http://ir.interclick.com/index.cfm, a reconciliation of the non-GAAP measure to the nearest comparable GAAP measure that is presented in this release.

NEW YORK	CHICAGO	LOS ANGELES	SAN FRANCISCO	WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

About interCLICK

interCLICK is an enterprise software company focused on digital advertising technology and services. Powered by Open Segment Manager (OSM), digital advertising’s most effective targeting engine, interCLICK develops coherent and transparent audience targeting strategies with major digital agencies and advertisers, empowering them to reach their desired audiences efficiently, in brand-safe environments, at unprecedented scale.  interCLICK is headquartered in New York City and has offices in Chicago, Los Angeles, San Francisco, Dallas and Miami.  For more information about the interCLICK Network, visit http://www.interclick.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including second quarter revenue outlook and growth, our plans regarding delivering software innovations to the market and continued scaling of our operations, and expected second quarter EBITDA.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of intense competition, the continuation or worsening of current economic conditions, a potential decrease in corporate advertising spending, a potential decrease in consumer spending and the condition of the domestic and global credit and capital markets.

Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009.  Any forward-looking statement speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact	Investor Relations Contact

Roger Clark, CFO	Brett Maas, Hayden IR
(646) 395-1776	(646) 536-7331
roger.clark@interclick.com	brett@haydenir.com

Page 3 of 3 (Financial Tables Attached)

NEW YORK	CHICAGO	LOS ANGELES	SAN FRANCISCO	WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

interCLICK, Inc. and Subsidiary	For the Three	For the Three
Condensed Consolidated Statements of Operations	Months Ended	Months Ended
Unaudited	March 31, 2010	March 31, 2009

Revenues	$14,201,857	$8,423,291
Cost of revenues	7,819,181	4,474,279
Gross profit	6,382,676	3,949,012

Operating expenses:
Sales and marketing	2,116,714	1,416,522
General and administrative	3,230,528	1,677,665
Technology support	1,339,578	584,331
Amortization of intangible assets	39,500	49,760
Total operating expenses	6,726,320	3,728,278

Operating income (loss) from continuing operations	(343,644)	220,734

Other income (expense):
Interest income	8,868	12
Other than temporary impairment of available-for-sale securities	(458,538)	-
Warrant derivative liability income (expense)	21,685	(72,767)
Interest expense	(102,409)	(113,592)
Total other expense	(530,394)	(186,347)

Income (loss) from continuing operations before income taxes	(874,038)	34,387

Income tax benefit	1,079,108	-

Income from continuing operations	205,070	34,387

Discontinued operations:
Loss on sale of discontinued operations, net of tax	-	(1,220)
Loss from discontinued operations	-	(1,220)

Net income	$205,070	$33,167

Basic earnings per share:
Continuing operations	$0.01	$-
Discontinued operations	$-	$-
Net income	$0.01	$-

Diluted earnings per share:
Continuing operations	$0.01	$-
Discontinued operations	$-	$-
Net income	$0.01	$-

Weighted average shares:
Basic	23,608,691	18,922,596
Diluted	25,877,963	18,933,647

interCLICK, Inc. and Subsidiary	For the Three	For the Three
Reconciliation of GAAP to Non-GAAP Measure	Months Ended	Months Ended
Unaudited	March 31, 2010	March 31, 2009

GAAP net income	$205,070	$33,167

Loss from sale of discontinued operations, net of tax	-	1,220
Income tax benefit	(1,079,108)	-

Income (loss) from continuting operations before income taxes	(874,038)	34,387

Interest expense	102,409	113,592
Interest income	(8,868)	(12)
Warrant derivative liability (income) expense	(21,685)	72,767
Other than temporary impairment of available-for sale securities	458,538	-

Operating income (loss) from continuing operations	(343,644)	220,734

Stock-based compensation	849,582	576,570
Amortization of intangible assets	39,500	49,760
Depreciation	142,962	72,386

EBITDA	$688,400	$919,450

interCLICK, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
Unaudited	March 31, 2010	December 31, 2009

Assets

Current assets:
Cash and cash equivalents	$9,325,188	$12,653,958
Restricted cash	500,649	-
Accounts receivable, net of allowance	15,272,827	21,631,305
Credit facility reserve	240,018	1,052,167
Deferred taxes, current portion	1,647,894	955,471
Income tax receivable	3,010,010	-
Prepaid expenses and other current assets	261,509	367,183
Total current assets	30,258,095	36,660,084

Restricted cash	791,097	-
Property and equipment, net	1,863,826	988,899
Intangible assets, net	381,833	421,333
Goodwill	7,909,571	7,909,571
Investment in available-for-sale securities	245,821	715,608
Deferred debt issue costs, net	1,584	4,972
Deferred taxes, net of current portion	46,786	2,579,568
Other assets	207,573	192,179

Total assets	$41,706,186	$49,472,214

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,259,396	$10,934,236
Accrued expenses	1,945,871	3,164,044
Credit facility payable	1,200,091	5,260,834
Obligations under capital leases, current portion	312,058	161,940
Income taxes payable	-	515,306
Warrant derivative liability	47,573	69,258
Deferred rent, current portion	10,094	3,508
Total current liabilities	10,775,083	20,109,126

Obligations under capital leases, net of current portion	676,483	338,562
Deferred rent	179,265	83,823

Total liabilities	11,630,831	20,531,511

Stockholders’ equity:
Common stock, $0.001 par value	23,694	23,633
Additional paid-in capital	43,158,814	42,229,293
Accumulated deficit	(13,107,153)	(13,312,223)

Total stockholders’ equity	30,075,355	28,940,703

Total liabilities and stockholders’ equity	$41,706,186	$49,472,214

interCLICK, Inc. and Subsidiary	For the Three	For the Three
Condensed Consolidated Statements of Cash Flows	Months Ended	Months Ended
Unaudited	March 31, 2010	March 31, 2009

Cash flows from operating activities:
Net income	$205,070	$33,167
Add back loss from discontinued operations	-	1,220
Income from continuing operations	205,070	34,387
Adjustments to reconcile income from continuing
operations to net cash provided by (used in) operating activities:
Changes in deferred tax assets	1,840,359	-
Stock-based compensation	849,582	576,570
Other than temporary impairment of available-for-sale securities	458,538	-
Depreciation of property and equipment	142,962	72,386
Amortization of intangible assets	39,500	49,760
Amortization of debt issue costs	3,388	14,444
Provision for bad debts	(93,142)	(207,767)
Change in warrant derivative liability	(21,685)	72,767
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	6,451,620	(1,106,823)
Increase in income taxes receivable	(3,525,316)	-
Decrease (increase) in prepaid expenses and other current assets	105,674	(92,687)
Increase in other assets	(15,394)	-
Decrease in accounts payable	(3,674,840)	(165,636)
(Decrease) increase in accrued expenses	(1,218,173)	374,356
Increase in deferred rent	18,958	8,942
Increase in accrued interest	-	5,918
Net cash provided by (used in) operating activities	1,567,101	(363,383)

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	11,249	-
Increase in restricted cash	(1,291,746)
Purchases of property and equipment	(439,219)	(19,263)
Net cash used in investing activities	(1,719,716)	(19,263)

Cash flows from financing activities:
Proceeds from stock options and warrants exercised	80,000	-
(Repayments to) proceeds from credit facility, net	(3,248,594)	642,975
Principal payments on capital leases	(7,561)	(3,198)
Net cash (used in) provided by financing activities	(3,176,155)	639,777

Cash flows from discontinued operations:
Cash flows from investing activities-divestiture	-	(250,000)
Net cash used in discontinued operations	-	(250,000)

Net (decrease) increase in cash and cash equivalents	(3,328,770)	7,131

Cash and cash equivalents at beginning of period	12,653,958	183,871

Cash and cash equivalents at end of period	$9,325,188	$191,002

Supplemental disclosure of cash flow information:

Interest paid	$131,470	$76,412
Income taxes paid	$576,583	-

Non-cash investing and financing activities:
Property and equipment acquired through capital leases	$465,600	-
Leasehold improvements increased for deferred rent	$83,070	-